UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x] Filed by a Party other than the Registrant
[ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Material under ss. 240.14a-12

                            DNB FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          N/A

     (2) Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4) Proposed maximum aggregate value of transaction:

          N/A

     (5) Total fee paid:

          N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form,  Schedule or Registration  Statement No.:
     3) Filing Party:
     4) Date Filed:

                        DNB Financial Corporation [LOGO]



                               4 Brandywine Avenue
                      Downingtown, Pennsylvania 19335-0904
                                  610-269-1040

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                          To Be Held on April 27, 2004

                            ------------------------


TO THE STOCKHOLDERS OF DNB FINANCIAL CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DNB FINANCIAL CORPORATION (the "Corporation") will be held at 10:00 a.m., prevailing time on Tuesday, April 27, 2004 at the Sheraton Great Valley, 707 E. Lancaster Pike, Frazer, PA 19355 (Routes 202 & 30) for the purpose of considering and acting upon the following proposals:

         (1) To elect two directors to serve for three years or until their successors have been elected and qualified; and

         (2) To act upon a proposal to amend and restate the Corporation's Amended & Restated 1995 Stock Option Plan to increase the number of shares for which options may be granted thereunder, as well as other modifications, as described in the accompanying proxy statement; and

         (3) To ratify the appointment of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2004; and

         (4) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

      Stockholders of record at the close of business on February 27, 2004 are entitled to notice of and to vote at the Annual Meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/ Ronald K. Dankanich

                                         Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 26, 2004


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            DNB FINANCIAL CORPORATION
                               4 Brandywine Avenue
                      Downingtown, Pennsylvania 19335-0904

                            ------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 2004

                            ------------------------

Solicitation and Voting of Proxies

      This Proxy Statement is being furnished to stockholders of DNB Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Great Valley, 707 E. Lancaster Pike, Frazer, PA 19355, on Tuesday, April 27, 2004 at 10:00 a.m., and at any adjournments thereof. The 2003 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2003, accompanies this Proxy Statement, which is first being mailed to stockholders on or about March 26, 2004.

      Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of DNB Financial Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for directors named in the Proxy Statement, FOR the proposal to amend and restate the Corporation's Amended & Restated 1995 Stock Option Plan to increase the number of shares for which options may be granted thereunder, as well as other modifications as described in the accompanying proxy statement, and FOR the ratification of KPMG LLP as independent auditors for the fiscal year ending December 31, 2004.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof. Abstentions and broker non-votes are counted as present and represented for quorum purposes, but will not be included in the total number of votes cast for purposes of determining whether matters to be voted upon at the meeting have been approved. Abstentions will have the effect of a negative vote.

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

      The expenses of the solicitation of proxies will be borne by the Corporation. Certain officers, directors and employees of the Corporation and Downingtown National Bank (the "Bank") may solicit proxies personally, by mail, telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Corporation's Common Stock held by them.

Voting Securities and Beneficial Ownership Thereof
      The securities which may be voted at the Annual Meeting consist of shares of Common Stock of DNB Financial Corporation, par value $1.00 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.
      The close of business on February 27, 2004 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,903,875 shares.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of February 27, 2004, with respect to the beneficial ownership of each director, each nominee for election as director, each beneficial owner known by the Corporation of more than five percent (5%) of the outstanding common stock of the Corporation, certain named executive officers and all directors and executive officers as a group.

                                                       Amount and Nature of Beneficial Ownership
                                          ------------------------------------------------------------------
                                                                  Sole            Shared
                                                Total          Voting and       Voting and          Percent
      Name of                                Beneficial        Investment       Investment            of
      Beneficial Owner                    Ownership (1,2,3)     Power (2)        Power (3)         Class (4)
      ----------------                    -----------------     ---------        ---------         ---------
      Richard L. Bergey....................    12,095             8,861            3,234             0.60%
      Ronald K. Dankanich..................    21,117            21,117               --             1.03
      Thomas R. Greenleaf..................    25,038            11,697           13,341             1.22
      James J. Koegel......................     4,010                --            4,010             0.20
      Kristen J. LaDow.....................     6,323             6,202              121             0.31
      William S. Latoff....................    75,001            75,001               --             3.66
      Bruce E. Moroney.....................    18,375             9,306            9,069             0.90
      Joseph G. Riper......................    11,631            11,631               --             0.57
      Eli Silberman........................     3,548             3,548               --             0.17
      Louis N. Teti.......................     16,856            13,631            3,225             0.82
      Henry F. Thorne......................    38,467            38,467               --             1.88
      James H. Thornton...................     14,833            14,833               --             0.72
      DNB Advisors.........................    37,850            15,124           22,726             1.19
      Directors & Executive Officers
        as group (15 Persons)..............   256,993           216,755           40,238            12.54
________________

(1) Based upon information furnished by the respective individual and/or filings made pursuant to the Exchange Act. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 13,708 shares for Mr. Dankanich, 10,920 shares for Mr. Greenleaf, 6,202 shares for Ms. LaDow, 9,298 shares for Mr. Latoff, 9,306 shares for Mr. Moroney, 7,747 shares for Mr. Riper, 548 shares for Mr. Silberman, 12,397 shares for Mr. Teti, 14,889 shares for Mr. Thorne, 13,546 shares for Mr. Thornton and 109,878 total shares for all Directors and Executive Officers as a group. The number of shares have been adjusted to reflect the 5% stock dividend paid in December, 2003.

(3) Mr. Koegel disclaims beneficial ownership of 100 shares which are owned by an adult child.

(4) Shares of the Corporation's Common Stock issuable pursuant to options are deemed outstanding for purposes of computing the percentage of the person or group holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person or group.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      In accordance with its By-laws, the number of directors of the Corporation is currently set at eight (8). Each of the members of the Board of Directors of the Corporation also serves as a Director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and DNB Financial Corporation.

      The By-laws further provide that vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

      The nominees proposed for election to Class "C" of the Board of Directors at the Annual Meeting are Messrs. William S. Latoff and Joseph G. Riper who have consented to being named as nominees and agreed to serve if elected. If any person named as nominee should become unable to serve, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that any of the directors listed above will be unable to serve as director.

      In addition, there is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the two directors in the class to be elected, during those years when two directors have been nominated. A majority vote of shares represented by proxy or in person is required for the election of directors.

Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the two nominees.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
             ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT

      Set forth below is certain  information as of February 27, 2004 concerning
the  nominees   for  election  as  directors   and  each  other  member  of  the
Corporation's Board of Directors


                NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2007

                                                     Principal Occupation During The
      Name                         Age               Past Five Years & Service Data (1)
      ----                         ---               ----------------------------------
      William S. Latoff            55                Director; Principal, Bliss & Company, Ltd.
                                                        Certified Public Accountants
                                                     Director Since 1998
                                                     Term Expires 2004

      Joseph G. Riper              55                Director; Attorney with the law firm
                                                        of Riley, Riper, Hollin & Colagreco
                                                     Director Since 1997
                                                     Term Expires 2004




                                       3

                                 OTHER DIRECTORS

      Thomas R. Greenleaf          76                Director; Former President of
                                                        Chemical Leaman Tank Lines
                                                     Director Since 1979
                                                     Term Expires 2005

      James J. Koegel              57                Director; President of
                                                       Jones Motor Group, Inc.
                                                     Director Since 2003
                                                     Term Expires 2006

      Eli Silberman                64                Director; President of TSG, Inc.,
                                                       Marketing Consultant
                                                     Former Chairman of Earle Palmer Brown
                                                       (Philadelphia Region)
                                                     Director Since 2003
                                                     Term Expires 2006

      Louis N. Teti                53                Director; Attorney with the law firm
                                                        of MacElree Harvey
                                                     Director Since 1995
                                                     Term Expires 2005

      Henry F. Thorne              60                Director; President and Chief Executive Officer
                                                        of the Corporation and the Bank
                                                     Director Since 1992
                                                     Term Expires 2006

      James H. Thornton            58                Director; President of Thornton Consulting,
                                                     Former President and Chief Executive Officer
                                                        of Brandywine Hospital
                                                     Director Since 1995
                                                     Term Expires 2005
______________

(1) Includes service as a director of Downingtown National Bank prior to the formation of the Corporation in 1982. All individuals listed are directors of both the Bank and the Corporation.


General Information About the Board of Directors

      During 2003, the Corporation's Board of Directors held 8 meetings and the Bank's Board of Directors held 12 meetings, excluding committee meetings which are described below. Directors, with the exception of Mr. Thorne, who receives no director or committee fees, receive a quarterly retainer of $3,845. Mr. Latoff, the Corporation's and Bank's Chairman, receives a quarterly retainer of $7,800. Outside Directors also receive $250 for each committee meeting attended with the exception of Audit Committee Members who receive $350 for each committee meeting attended. All fees are paid by the Bank. Directors receive fees for meetings of the Bank's Board of Directors, but do not receive additional fees for regular meetings of the Corporation's Board of Directors, because meetings of the Corporation's Board of Directors are usually held on the same day as the Bank's Board Meetings. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation.

      The Audit Committee consists of Messrs. Greenleaf, Koegel, and Thornton. This Committee reviews the records and affairs of the Corporation and the Bank (including the Bank's trust department) to determine their financial condition; reviews with management, the internal auditor and the independent auditors the systems of internal control; monitors the adherence in accounting and financial reporting to generally accepted accounting principles and compliance with banking laws and regulations; and performs the other responsibilities set forth in the Audit Committee Charter. The Board of Directors has determined that, during 2003, Mr. Thornton would qualify as a "financial expert" within the meaning of that term in the SEC regulations dealing with audit committee financial experts. The Committee met 4 times during 2003.

      The Benefits & Compensation Committee consists of Messrs. Greenleaf, Koegel, Latoff and Thornton. This Committee oversees the Human Resource policies of the Bank, which includes approving recommendations for salary increases. The Committee met 4 times during 2003.

      The Board Loan Committee consists of Messrs. Koegel, Latoff, Riper, Silberman and Thorne. This Committee reviews and takes action on proposed and existing loans in excess of Officers' Credit Committee authority. The Committee met 15 times during 2003.

      The Corporate Governance Committee consists of Messrs. Latoff, Teti and Thornton. This Committee provides assistance to the Board of Directors in fulfilling the Board of Directors responsibilities for director nominations and appointments and establishes compensation for members of the Board of Directors. This Committee also advises the Board of Directors on other matters relating to the affairs or governance of the Board of Directors. This Committee met 3 times during 2003.

      The Executive Committee consists of Messrs. Latoff, Thorne and Thornton. This Committee has the authority to exercise the powers of the Board of Directors between regular Board meetings. The Committee met 2 times during 2003.

      The Trust Committee consists of Messrs. Greenleaf, Riper, Silberman,Teti and Thorne. This Committee reviews and recommends policies and procedures for the Bank's trust department, which does business under the name "DNB Advisors" and "DNB Financial Services", approves estate administration and ensures compliance to applicable Federal regulations. The Committee met 11 times during 2003.

Stockholder Communications with the Board of Directors

      The Board of Directors provides a process for stockholders to send communications to it. Stockholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: DNB Financial Corporation Board of Directors, 4 Brandywine Avenue, Downingtown, PA 19335-0904. Management of the Corporation is responsible for identifying those communications that are sent by stockholders to the Board of Directors and is responsible to forward them to all members of the Board of Directors.

      Neither the Board of Directors nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at annual meetings of the Corporation's stockholders. The Corporation's Board of Directors normally holds its annual organizational meeting immediately after the annual meeting of stockholders and, as a result, most directors are usually able to attend the annual meeting of stockholders. In 2003, 8 of the Corporation's then 8 directors attended the annual meeting of stockholders.

Director Nomination Procedures

      Neither the Bank nor the Corporation has a standing Nominating Committee. However the Corporation's Corporate Governance Committee performs the duties, responsibilities and functions of a Nominating Committee. The Corporate
Governance Committee does not have a charter. Each of the members of the Corporate Governance Committee is "independent" within the meaning of that term under NASD Rule 4200(a)(15). The Corporate Governance Committee has not adopted a written policy with regard to the consideration of any director candidates recommended by security holders, but it is the policy of the Corporate Governance Committee to consider director candidates that may be recommended by security holders in accordance with applicable law, the articles of incorporation and bylaws of the Corporation.

      To be eligible for consideration by the Corporation's Corporate Governance Committee for nomination at an annual meeting of the Corporation's shareholders, a shareholder recommendation of a director nominee must be submitted in writing to the Secretary of the Corporation along with a written consent of the recommended individual stating that the individual consents to be nominated for the position of director of the Corporation and that the individual will submit to the Corporation such information and documents as the Corporate Governance Committee may reasonably request in connection with its consideration of the nomination or as the Corporation may otherwise request in order for the Corporation or the Bank to fulfill its disclosure and other legal obligations in connection with the nomination and service of such individual as director. In order for the recommendation to be acted upon in a timely fashion to permit nomination, if appropriate, at any annual meeting of the shareholders of the Corporation, these materials must be received, in proper form, completed and signed, by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than the deadline for submission of stockholder proposals for inclusion in the Corporation's proxy materials identified in the section of this Proxy Statement titled, "Stockholder Proposals."

      The Corporate Governance Committee has not established any specific, minimum qualifications that it believes must be met by a Corporate Governance Committee-recommended nominee for a position on the Corporation's Board of Directors, nor has it identified any specific qualities or skills that it believes are necessary for one or more of the Corporation's directors to possess.

      The Corporate Governance Committee has not adopted a formal process for identifying and evaluating nominees for director. In the event the Corporate Governance Committee evaluates a nominee for director recommended by a security holder, and the recommended nominee is not known personally by any directors or members of executive management of the Corporation, it is likely that the Corporate Governance Committee would request more extensive financial and biographical background information and personal and business references for the recommended nominee.

      The Corporation has not regularly paid fees to third parties to identify or evaluate or assist in identifying or evaluating potential director nominees. In general, the Corporation relies on the community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section  16(a)  of  the  Securities  Exchange  Act of  1934  and  the  SEC
regulations thereunder require the Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Section 16 Reports"). SEC regulations require executive officers and directors to furnish the Corporation with copies of all Section 16 (a) forms they file, and they require the Corporation to disclose late filings of Section 16 Reports. To the best of the Corporation's knowledge, there were no delinquent Section 16 Report filings during 2003.

Executive Officers Who Are Not Directors

      The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

      Ronald K. Dankanich (Age 49) joined the Bank in October 1972 and currently serves as Senior Vice President--Operations Division, Cashier of the Bank and Secretary of the Corporation. Mr. Dankanich is directly responsible for Management Information Systems, Bank Reconcilements, Operations, Bank Services and Human Resources.

      William J. Hieb (Age 47) joined the Bank in April 2003 and currently serves as Executive Vice President & Chief Operating Officer of the Bank. Prior to joining the Bank, Mr. Hieb was Senior Vice President and Managing Director of First Union Securities in Philadelphia.

      Eileen M. Knott (Age 53) joined the Bank in January 1993 and currently serves as Senior Vice President--Audit Department of the Bank. Ms. Knott is directly responsible for the Bank's Audit functions.

      Kenneth R. Kramer (Age 48) joined the Bank in November 1994 and currently serves as Senior Vice President of the Bank. Mr. Kramer is directly responsible for the Bank's Leasing, Consumer Lending and Mortgage Banking Divisions.

      Kristen J. LaDow (Age 44) joined the Bank in April 2001 and currently serves as Senior Vice President--Senior Loan Officer of the Bank. Ms. LaDow is directly responsible for the Bank's commercial loan portfolio and business development efforts. Prior to joining the Bank, Ms. LaDow was Senior Vice President and Suburban Market Manager for First Union.

      Bruce E. Moroney (Age 47) joined the Bank in May 1992 and currently serves as Chief Financial Officer of both the Corporation and the Bank and as Senior Vice President--Finance Division of the Bank. Mr. Moroney is directly responsible for the Bank's investment portfolio, strategic planning, budgeting, asset/liability management and financial reporting.

      Richard M. Wright (Age 51) joined the Bank in September 2003 and currently serves as Senior Vice President - Retail Banking Division of the Bank. Prior to joining the Bank, Mr. Wright was Senior Vice President of Marketing for Firstrust Bank.

Management Remuneration

      The following table sets forth for the fiscal year ended December 31, 2003, 2002 and 2001, certain information as to the total remuneration received by any executive officers of the Corporation or the Bank receiving total salary and bonus in excess of $100,000 during each period.


                           SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                                                                 -----------------------------
                                     Annual Compensation                  Awards Payouts
                           ----------------------------------    -----------------------------
                                                        Other
                                                        Annual   Restricted  Securities
                                                        Compen-     Stock    Underlying   LTIP      All Other
Name and                             Salary     Bonus   sation    Award(s)     Options   Payouts  Compensation
Principal Position          Year      $ (1)     $ (4)      $          $           #         $           $
------------------         -----     --------   -----   ------    --------    --------   -------  ------------
Henry F. Thorne            2003       199,380      --     --         --            --      --       23,791(2)
President and Chief        2002       191,510      --     --         --         4,726      --       14,788
Executive Officer          2001       184,010   7,500     --         --         4,726      --       15,842

Ronald K. Dankanich        2003       109,850      --     --         --            --      --       11,435(2)
Senior Vice President      2002       104,250      --     --         --         2,954      --        5,075
Operations Division        2001        99,090   6,000     --         --         2,954      --        9,099

Kristen J. LaDow           2003       129,470      --     --         --            --      --        7,363(2)
Senior Vice President      2002       122,750      --     --         --         2,954      --        2,775
Senior Loan Officer        2001 (3)    88,365   3,750     --         --         2,954      --          606

Bruce E. Moroney           2003       106,270      --     --         --            --      --        9,340(2)
Senior Vice President      2002       102,530      --     --         --         2,954      --       10,377
Chief Financial Officer    2001        99,090   5,000     --         --         2,954      --        7,165

____________

(1) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the officer's election, pursuant to the Bank's 40l(k) Plan.

(2) Amounts shown for 2003 include: (i) matching contributions to the 401(k) Plan accounts ($1,441, $1,648, $1,942 and $1,396, respectively for Thorne, Dankanich, LaDow and Moroney); (ii) Long Term Disability & Life Insurance premiums ($1,070, $836, $963 and $809, respectively for Thorne, Dankanich, LaDow and Moroney); and (iii) Amounts accrued under the Bank's Pension Plan ($21,280, $8,951, $4,458 and $7,135, respectively for Thorne,
      Dankanich, LaDow and Moroney).

(3)   Information represents a partial year of service.

(4) The Board of Directors has not yet determined the amounts of any bonuses for executive officers for 2003 and hence bonus compensation earned in 2003 is not calculable. It is anticipated that some bonuses will be granted to some or all of the Corporation's and Bank's executive officers.

Stock Option Plan

      On April 25, 1995, the Stockholders of the Corporation approved DNB Financial Corporation's 1995 Stock Option Plan (as amended and restated, effective as of April 27, 1999) (the "Plan"). Under the Plan, options (both qualified and non-qualified) to purchase a maximum of 341,287 shares of the Corporation's Common Stock were authorized to be issued to employees and Directors of the Corporation.

      The Corporation's philosophy in granting stock options is primarily to provide a long-term incentive through such rewards, dependent on future increases in the value of the Corporation's Common Stock. Thus, executive officers are encouraged to manage the Corporation with a view toward maximizing long-term stockholder value. Under the Plan, each Director of the Corporation receives a non-qualified stock option to purchase 1,548 shares of common stock each year. Grants of stock options to employees are within the discretion of the Benefits and Compensation Committee by delegation from the Board of Directors. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed ten years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed five years.

Option Grants in Last Fiscal Year

      During 2003, the Corporation did not make any grants of stock options or stock appreciation rights to any executive officers.

Aggregated Option Exercises and Year-End Value

      The following table summarizes stock options that were exercised during 2003 and the number and value of stock options that were unexercised at December 31, 2003.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE


                                                             Number of                 Value of Unexercised
                          Shares                        Unexercised Options             In-The-Money Options
                         Acquired        Value          At Fiscal Year-end              At Fiscal Year-end
Name                    On Exercise    Realized      Exercisable   Unexercisable  Exercisable (1)  Unexercisable
----                    -----------    --------      -----------   -------------  ---------------  -------------
Henry F. Thorne            19,344      $331,169        14,889           --           $117,039           $--
Ronald K. Dankanich         6,749       120,979        13,708           --            147,602            --
Kristen J. LaDow               --            --         6,202           --             83,678            --
Bruce E. Moroney               --            --         9,306           --             73,157            --


(1) Represents the difference between market value per share as of December 31, 2003 ($30.50) and specific option prices per share.

Information Regarding Equity Compensation Plans

      The following table summarizes certain information relating to equity compensation plans maintained by the Corporation:

                                       EQUITY COMPENSATION PLAN INFORMATION

                                                                                         Number of securities
                                     Number of securities                               remaining available for
                                       to be issued upon        Weighted-average         future issuance under
                                    exercise of outstanding   price of outstanding       equity compensation
                                      options, warrants         options, warrants    plans (excluding securities
Plan category                             and rights               and rights         reflected in first column)
-------------                        ---------------------     -----------------      --------------------------

Equity compensation plans
  approved by security holders              156,231                   $19.32                   19,711

Equity compensation plans
  not approved by security holders               --                       --                       --
                                            -------                   ------                   ------

Total                                       156,231                   $19.32                   19,711


Employment Agreement for Chief Executive Officer

      Effective December 31, 1996, the Bank entered into an employment agreement (the "Agreement") with Henry F. Thorne, President and Chief Executive Officer of the Bank, in order to establish his duties and compensation and to provide for his continued employment with the Bank. The Agreement provides for an initial term of employment of two years, which will be extended automatically for two additional years on each expiration date unless either the Bank or Mr. Thorne gives contrary written notice of not less than ninety days prior to the expiration date. The Agreement also provides that Mr. Thorne's base salary shall be reviewed by the Board of Directors of the Bank at the end of each year. In addition, the Agreement provides for participation in all employee benefit plans, pension plans maintained by the Bank on behalf of the respective employees, as well as fringe benefits normally associated with such officer's position. The Agreement provides for its termination upon the disability of Mr. Thorne or for Cause, as defined in the Agreement.

      The Agreement also provides for restrictions on Mr. Thorne's right to compete with the Bank within 25 miles of any Bank office or branch, directly or indirectly, for one year following Mr. Thorne's resignation or termination, pursuant to which he receives severance pay. Under the Agreement, if Mr. Thorne is terminated without Cause or the two year term is not extended, he will receive severance pay equal to his base annual salary payable over the following year. If the Bank is liquidated or sold under a regulatory order, he will receive severance pay equal to his base annual salary for one year payable over the following year.

      The Agreement provides that if Mr. Thorne's employment is terminated at any time after a change in control of the Bank, or he submits his resignation within twelve months after the date of the change in control, he will receive as a severance payment, a lump sum payment equal to 2.00 times the higher of (i) his base salary immediately prior to the change in control or (ii) his base salary at the time of termination.

      At their board meetings in December 2003, the directors of the Corporation and the Bank approved an increase in the severance payment to 2.99 times the higher of (i) Mr. Thorne's base salary immediately prior to the change in control or (ii) his base salary at the time of termination. This amendment was signed on December 23, 2003.

      For purposes of the Agreement, the term "Change of Control" is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other
than the Bank, Corporation or any "person" who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or Corporation representing fifty percent (50%) or more of the combined voting power of the Bank's or Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Officer Change of Control Agreements

      Effective May 5, 1998 the Bank and the Corporation entered into Change of Control Agreements (individually referred to as an "Agreement" or collectively referred to as the "Agreements") with Messrs. Dankanich, Moroney and Ms. Knott (individually referred to as an "Executive" or collectively referred to as the "Executives") in order to provide the Executives with severance payments as additional incentive to induce the Executives to devote their time and attention to the interest and affairs of the Corporation. The Bank and the Corporation entered into similar agreements with Ms. LaDow on February 12, 2002, Mr. Hieb on April 28, 2003 and Mr. Wright on September 22, 2003.

      The Agreements provide that if an Executive's employment is terminated after a change in control of the Corporation or the Bank, that he or she will receive, as a severance payment an amount equal to: (a) the annual base salary paid to the Executive and includible in the Executive's gross income for Federal income tax purposes during the year in which the date of termination occurs by the Corporation and any of its subsidiaries subject to United States income tax; multiplied by (b) 1.00. Such payment shall be made in a lump sum within one (1) calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. Notwithstanding any provision of the Agreement or any other agreement of the parties, if the severance payment or payments under the Agreement, either alone or together with other payments which the Executive has the right to receive from the Corporation, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under the Agreement being subject to the excise tax imposed by Section 4999 of the Code.

      For purposes of the Agreement, the term "Change of Control" is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Bank, Corporation or any "person" who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or Corporation representing twenty-five percent (25%) or more of the combined voting power of the Bank's or Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period or (c) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party which contemplates a transaction which would result in a "change of control".

Director Change of Control and Retirement Agreements

      Effective February 27, 2002 the Boards of Directors of the Corporation and the Bank authorized Retirement and Change of Control Agreements (individually referred to as a "Director Agreement" or collectively referred to as the "Director Agreements") with its non-employee directors in order to secure the future services of each director and to induce the directors to devote their time and attention to the interests and affairs of the Corporation and the Bank under all circumstances, including without limitation, circumstances involving the prospect of the director's retirement or a possible change in control of the Corporation and the Bank. On November 10, 2003, the Corporation and Bank finalized and signed Director Agreements with each non-employee director other than Thomas R. Greenleaf, modifying the terms originally approved February 27, 2002 by eliminating retroactively any retirement features for any director other than Mr. Greenleaf. The Director Agreements for all non-employee directors other than Thomas R. Greenleaf provide for severance compensation upon termination of a director's services for the Corporation and the Bank and all of their subsidiaries (as opposed to services as an employee) ("Director Services") if the termination occurs within three (3) years after a Change in Control and other than for cause, or if the director voluntarily terminates his services for Good Reason within three (3) years after a Change in Control. Mr. Greenleaf's Director Agreement, signed February 27, 2002, provides for severance compensation in these instances, and also if termination of his services as director is due to Retirement before or after a Change in Control.

      The Director Agreements provide that a director shall have "Good Reason" for causing a Termination if the Termination occurs within one (1) year after any of the following events shall have occurred without the director's consent:
(i) a reduction (for reasons other than the actions of the director) in the aggregate annual compensation paid to the director for the Director Services during any fiscal year, as compared to the greater of (I) the aggregate annual compensation paid to the director for all the services during the last full fiscal year before a Change in Control, or (II) the aggregate annual compensation paid to the director for all services during any subsequent fiscal year; or (ii) the Corporation's failure to give the director increases in aggregate annual compensation at least equal to any increases given to other directors of the Corporation, the Bank or any of their subsidiaries in their compensation for comparable services as director; or (iii) the imposition by the Corporation of changes in duties or schedule or location of attendance at board or committee meetings that, singly or in the aggregate, impose additional unreimbursed expense, or other unreasonable burdens, on the director in attending or participating in board or committee meetings or otherwise fulfilling his or her responsibilities.

      The amount of the severance payable under the Director Agreements will be equal to 2.99 times either: (i) if a change of control has occurred prior to the date of Termination, the greater of (I) the aggregate annual cash compensation paid to the director for Director Services during the Base Fiscal Year, or (II) the aggregate annual cash compensation paid to the director for Director Services during any fiscal year of the Corporation after the Base Fiscal Year, or (ii) if a change of control has not occurred prior to the date of Termination, the aggregate annual cash compensation paid to director during the last full fiscal year of the Corporation prior to the date of Termination. Such amount shall be payable in equal installments over a period of three (3) years following the date of Termination, subject to withholding of any taxes by the Corporation as required by applicable law and regulations. Unless the Corporation shall have elected to pay in more frequent installments, such installments shall be monthly. In addition, if the Corporation paid for a director's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) immediately prior to the date of Termination, the Corporation shall continue to pay for or reimburse the director's payments for such benefits for a period of one (1) year after the date of Termination, but in an aggregate amount not exceeding the Corporation's payments therefor in the year preceding the date of Termination.

      For purposes of the Director Agreements, the term "Change of Control" is defined to mean any of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange

Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date of the Director Agreements), other than the Corporation or Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or Bank representing 25% or more of the combined voting power of the Corporation's or Bank's then outstanding securities; (3) during any period of two (2) consecutive years after a Change in Control, individuals who at the beginning of such period constitute the Board of the Directors of the Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party, which contemplates a transaction that would result in a Change of Control, but only if such letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time the Triggering Event in question occurs.

Certain Transactions of Management and Others with the Corporation and its Subsidiaries

      The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Bank from making loans to executive officers and directors of the Corporation or the Bank at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Bank. The Bank's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, whose aggregate indebtedness to the Bank exceeded $60,000, at December 31, 2003, represented .78% of stockholders' equity of the Corporation on that date.

      Some current directors, nominees for director and executive officers of the Corporation and their associates were customers of and had transactions with or involving the Bank in the ordinary course of business during the fiscal year ended December 31, 2003. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Corporation's current directors and nominees for director are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with the Bank in the ordinary course of business during the twelve months ended December 31, 2003.

      Joseph G. Riper, Director, is an attorney in a law firm which the Corporation and its subsidiaries have retained during the last fiscal year and which the Corporation and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2003, the amount of legal fees paid to Mr. Riper's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

      Louis N. Teti, Director, is an attorney in a law firm which the Corporation and its subsidiaries have retained during the last fiscal year and which the Corporation and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2003, the amount of legal fees paid to Mr. Teti's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

      The report of the Benefits & Compensation Committee is set forth below.

            Benefits & Compensation Committee Report to Shareholders

      Committee Interlocks and Insider Participation in Group Decisions - The Benefits & Compensation Committee ("Committee") of the Board of Directors is comprised of three independent Directors. The Committee meets periodically during the course of the year and establishes compensation & benefit programs for employees, including executive officers, that are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Corporation's short and long-term profitability, growth and return to shareholders on their investment. The Committee conducts regular comprehensive reviews of the Corporation's compensation program and establishes the annual compensation of the Corporation's employees, including executive officers. The Committee also takes action, or recommends that the Board take action, regarding the adoption, amendment or administration of executive compensation, incentive and benefit plans.

      Committee Report on Executive Compensation - The philosophy of the Corporation is to provide fair and reasonable compensation to all employees, including its executive officers. The Committee believes that the overall enhancement of the Corporation's performance, and in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Corporation's employees, especially executive officers. In addition to a desired pay-for-performance relationship, the Committee also believes that the Corporation must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Corporation. The Committee maintains that the compensation of the Corporation's executive officers should be determined by a performance-based framework that enhances shareholder value through the integration of the overall financial condition and results of the operation of Corporation with individual performance. As part of this philosophy, the Committee's specific objectives are: (i) provide annual compensation that takes into account the Corporation's performance relative to its financial goals and objectives and the performance of the executive's management and performance against assigned individual goals; (ii) align the financial interests of the executive officers with those of shareholders by providing equity-based long-term incentives; and (iii) offer a total compensation program for executive officers based on the level of responsibility of the executive's position and necessary skills and experience relative to other executive officer positions and comparative compensation of similarly positioned executives of peer group financial institutions.

      The key components of the compensation program are base salary, annual incentive awards and long-term incentives. The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account objective qualitative and quantitative factors. However, the Committee emphasizes that in determining executive officer compensation levels, particular attention is placed on tying a significant portion of executive compensation to the success of the executive officer and the Corporation in meeting predetermined financial and performance goals. In general, the Committee continues to adjust the mix of base salary, annual incentive awards and long-term incentives. In making such determinations, the Committee considers various factors and criteria including: (i) relevant industry compensation practices; (ii) the complexity and level of responsibility attendant to the executive position and job function; (iii) the importance of the executive's position to the Corporation compared to other executive positions; and (iv) the competitiveness of the executive's total compensation.

      Base Salaries - Base salaries are determined by the assessment of each executive's performance; current salary in relation to the salary range designated for the job; experience; potential for advancement and by the performance of the Corporation. In addition, the Committee considers the economic conditions and other external events that affect the operations of the Corporation and by comparing it's compensation practices with those of other banks and non-banking companies who are direct competitors for employee's services, including executive talent.

      In making  compensation  decisions,  the  Committee  relies  upon the work performed by an independent compensation consultant and the Bank's Human Resources Department. The independent compensation consultant reviewed market data during the fourth quarter of 2003 to determine relevant compensation practices of the Corporation's peer group. In addition, the consultant completed a review of the Corporation's administrative practices. The Corporation's peer group developed by the independent compensation consultant consisted of local and regional financial institutions that were determined to be indicative of the Corporation's financial service competitors in terms of size and business mix. The Committee determined that the Corporation's peer group identified by the independent consultant is reasonable to measure the Corporation's compensation practices given the Corporation's continued and expected growth. The peer information provides guidance to the Committee, but the Committee does not target total compensation or any component thereof to any particular point within, or outside, the range of the peer group results.

      Annual Incentive Awards - The purpose of annual incentive awards is to support and promote the pursuit of the Corporation's organizational objective and financial goals through the payment of annual cash bonuses to executive officers and other key employees.

      This practice permits senior executives, as well as other deserving employees, to receive cash bonus payments if the Corporation and the individual meet certain pre-established financial and non-financial performance goals for the year. The performance goals that apply to the executive feature of the plan are consistent with the Corporation's Strategic Plan and Annual Budget. Annual incentive awards for executive officers are closely linked to the Corporation's performance, while non-executive awards for executive officers are based on personal goals.

      Long-Term Incentive Compensation - The final major component of the executive compensation program is the long-term incentive compensation feature. The Committee believes that a portion of executive compensation should be dependent on value created for the Corporation's shareholders. This feature of the compensation package consists of stock options that offer executives the possibility of future value depending on the long-term price appreciation of the Corporation's common stock and the executives' continuing service with the Corporation.

      Through the 1995 Stock Option Plan, the Committee makes annual grants of stock options at 100% of the stock's fair market value on the date of grant to executives. Thus, executives are encouraged to manage the Bank with a view toward the future and maximizing shareholder value.

      The Committee has sole discretion in determining grants of stock-based awards to senior executives, including the timing, amounts and types of awards. In the case of individual executives, the Committee's award decisions are based both on corporate performance and the executive's individual achievements.

                                         Respectfully submitted,


                                         THE BENEFITS & COMPENSATION COMMITTEE
                                         William S. Latoff, Chairman
                                         Thomas R. Greenleaf
                                         James J. Koegel
                                         James H. Thornton

Pension Plan

      The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all employees of the Bank, including officers, who have been employed by the Bank for one year and have attained 21 years of age. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly pay, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest five consecutive years of their last ten years of service.

      Effective December 31, 2003, the Bank amended its Retirement Plan so that no participants will earn additional benefits under the Plan after December 31, 2003. As a result of this amendment, no further service or compensation will be credited under the Plan after December 31, 2003. The Plan, although frozen, will continue to provide benefit payments and employees can still earn vested credits until retirement.

      During 2004, management does not anticipate that the Bank will make a contribution for the 2003 Plan Year. The benefits listed in the table below are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of their life.

      The following table shows the estimated annual retirement benefit payable pursuant to the Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life.


                                               Amount of Annual Retirement Benefit
                                                  With Credited Service of: (1)
                 Average                ----------------------------------------------------
             Annual Earnings            10 Years      20 Years      30 Years       40 Years
             ---------------            --------      --------       --------      ---------
                $ 25,000                $ 3,750        $ 7,500        $11,250       $ 15,000
                  50,000                  7,500         15,000         22,500         30,000
                  75,000                 11,250         22,500         33,750         45,000
                 100,000                 15,000         30,000         45,000         60,000
                 125,000                 18,750         37,500         56,250         75,000
                 150,000                 22,500         45,000         67,500         90,000
                 175,000                 26,250         52,500         78,750        105,000
                 200,000                 30,000         60,000         90,000        120,000


(1) Mr. Thorne, Mr. Dankanich, Ms. LaDow and Mr. Moroney have 11 years, 30 years, 2 years and 11 years, respectively, of credited service under the Plan. Earnings in excess of $200,000 are not considered in determining the pension benefit.


Retirement and Death Benefit Agreement for Chief Executive Officer

      On November 24, 1999, the Bank and Henry F. Thorne, its Chief Executive Officer (the "Executive"), entered into a Death Benefit Agreement providing for supplemental death and retirement benefits for him (the "Supplemental Plan"). The Supplemental Plan provided that the Bank and the Executive share in the rights to the cash surrender value and death benefits of a split-dollar life insurance policy (the "Policy") and provided for additional compensation to the Executive, equal to any income tax consequences related to the Supplemental Plan until retirement. The Policy is designed to provide the Executive, upon attaining age 65, with projected annual after-tax distributions of approximately $35,000, funded by loans against the cash surrender value of the Policy. In addition, the Policy is intended to provide the Executive with a projected death benefit of $750,000. Neither the insurance company nor the Bank guaranteed any minimum cash value under the Supplemental Plan.

      On December 23, 2003, the Supplemental Plan was replaced by a Retirement and Death Benefit Agreement (the "2003 Retirement and Death Benefit Agreement"). Pursuant to the Retirement and Death Benefit Agreement, ownership of the Policy was transferred to the Bank to comply with certain Federal income tax law changes, and the Bank may establish a trust for the purpose of funding the benefits to be provided under the Replacement Plan, or the Bank's obligations under the Replacement Plan and similar agreements or plans which it may enter into or establish for the benefit of the Executive, other employees of the Bank, or both.

      The 2003 Retirement and Death Benefit Agreement provides that if the Executive remains employed continuously by the Bank until age 65, he shall, upon his termination of employment for any reason other than Cause, receive an annual retirement benefit of $34,915, payable monthly, from the date of his termination of employment until his death. If Executive's employment with the Bank terminates prior to age 65 for any reason other than Cause, he will be entitled to an annual retirement benefit payable monthly commencing the month after he reaches age 65 until his death, but in this event his annual retirement benefit will be equal to that proportion of the $34,915 annual benefit his actual years of service with the Company bears to the years of service he would have completed had he remained employed continuously by the Company until age 65. In either case, he will also be entitled to receive monthly a tax allowance calculated, subject to certain assumptions, to substantially compensate him for his federal and state income, employment and excise tax liabilities attributable to the retirement benefit and the tax allowance.

      The Executive is entitled to select a beneficiary to receive $750,000 of the death benefits payable under the Policy upon his death. The Bank is obligated to make an annual cash reimbursement to the Executive equal to 56.25% of the portion of the annual Policy premium taxable to the Executive, to defray federal and state taxes for which he will be liable as a result of the Bank's payment of Policy premiums and such reimbursement. The Bank may not sell, assign, transfer, surrender or cancel the Policy, or change the beneficiary designation provision, without the written consent of the Executive, but the Bank may pledge or assign the Policy, subject to the terms and conditions of the 2003 Retirement and Death Benefit Agreement, for the sole purpose of securing a loan from the issuer of the Policy or from a third party.

      If the Executive's employment is terminated by the Bank for Cause, the Bank shall retain ownership of the Policy and all rights associated therewith, including, but not limited to, the right to receive, or to designate a beneficiary to receive, the entire death benefit provided under the Policy, or to terminate the Policy, and neither the Executive nor the Beneficiary shall have any interest in or rights under the Policy. For purposes of the 2003 Retirement and Death Benefit Agreement, "Cause" means termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of the Corporation's or the Bank's affairs pursuant to a notice or other action by any regulatory agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Corporation or the Bank will probably cause substantial economic damages to the Corporation or the Bank, willful or intentional breach or neglect by Executive of his duties, or material breach of any material provision of this Agreement. For these purposes, no act, or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of the Corporation or the Bank; provided that any act or omission to act by Executive in reliance upon an approving opinion of counsel to the Corporation or the Bank or counsel to the Executive shall not be deemed to be willful.

      To fund the annual premium on the Split-Dollar Policy and mitigate the obligations under the Supplemental Plan and the 2003 Retirement and Death Benefit Agreement, the Bank has purchased an additional life insurance policy on the Executive's life (the "BOLI Policy") with an initial deposit of $1.5 million. The amount of the BOLI Policy has been calculated so that the projected increases in its cash surrender value will substantially offset the Bank's expense related to the Split-Dollar Policy.

401(k) Retirement Savings Plan

      During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 40l(k) of the Internal Revenue Code of 1986. Employees become eligible to participate after six months of service, and will thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. Effective January 1, 2004, employees are eligible for this benefit immediately after hire. In general, amounts held in a participant's account are not distributable until the participant terminates employment with the Bank, reaches age 59 1/2, dies or becomes permanently disabled.

      Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. The Bank makes matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant's annual compensation. Each participant is 100% vested at all times in employee and employer contributions. The Corporation's matching contributions to the 40l(k) plan for 2003 was $55,000.

Profit Sharing Plan

      The Bank initiated a Profit Sharing Plan for eligible employees in 2004. Under the plan, employees are immediately eligible for benefits and will be 100% vested after 3 years of service. In order to receive the profit sharing contribution an employee must be employed on the last day of each plan year to participate in benefits. The plan provides that the Bank will make contributions beginning in 2005 for the 2004 plan year equal to 3% of the eligible participant's W-2 wages.

Insurance

      All eligible full time employees of the Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plans for employees with the exception of the medical and the prescription drug plan, in which there is cost sharing and a co-payment required by the employees.

                          Corporation Performance Graph

      The following graph presents the five year cumulative total return on DNB Financial Corporation's common stock, compared to the S&P 500 Index and S&P Financial Index for the five year period ended December 31, 2003. The comparison assumes that $100 was invested in the Corporation's common stock and each of the foregoing indices and that all dividends have been reinvested.

                             CORPORATION PERFORMANCE
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     AMONG DNB FINANCIAL CORP., the S&P 500 INDEX & the S&P FINANCIAL INDEX




                                [GRAPHIC OMITTED]

(The Performance Graph appears here. See the table below for plot points.)


   PERIOD         S&P 500                     S&P 500          DNB
   ENDING          INDEX                     FINANCIAL      FINANCIAL
                                               INDEX          CORP.
   Dec-98          100.00                     100.00         100.00
   Dec-99          120.89                     104.14          63.16
   Dec-00          109.97                     130.52          56.69
   Dec-01           96.94                     118.86          82.48
   Dec-02           75.64                     101.63          95.35
   Dec-03           97.09                     132.71         149.91

                                   PROPOSAL 2

                  APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
                    THE DNB FINANCIAL CORPORATION AMENDED AND
                         RESTATED 1995 STOCK OPTION PLAN

Introduction

      A proposal to approve the amendment and restatement of the 1995 Stock Option Plan of DNB Financial Corporation (as previously amended and restated effective as of April 27, 1999) (the "Plan") will be presented for stockholder approval at the Meeting. The Plan, as it is proposed to be amended and restated, is referred to below as the "Amended Plan." The Board of Directors of the Corporation unanimously approved the Amended Plan on February 25, 2004, subject to stockholder approval.

      No grant of Stock Options under the Amended Plan will occur until stockholder approval of the Amended Plan is obtained. The terms of the Amended Plan are summarized below. The Amended Plan is attached to this Proxy Statement as Appendix A and incorporated herein by reference and should be consulted for additional information. This description of the Amended Plan is only intended to summarize the Amended Plan and is qualified in its entirety by reference to the Amended Plan.

Background

       On March 7, 1995, the Board of Directors of the Corporation adopted the Plan subject to Shareholder approval. On April 25, 1995, the Shareholders of the Corporation approved the Plan. The Plan was adopted to enable the Corporation to attract and retain the services of qualified employees and non-employee directors by providing them with an opportunity to acquire a larger personal financial interest in the Corporation through ownership of shares of common stock of the Corporation, par value $1.00 per share ("Common Stock").

      On April 27, 1999, the stockholders of the Corporation approved an amendment and restatement of the Plan to increase by 100,000 the number of shares for which options could be issued under the Plan as amended and restated.

      On October 27, 2003, the Corporation's Board of Directors commenced formal consideration of a comprehensive strategy to increase opportunities for shareholders and employees to invest in Common Stock, provide enhanced market liquidity for the Common Stock, and to expand the alternatives that the Board of Directors may have available to provide incentives for individuals in key positions to promote the longer term interests of the Corporation and its shareholders and to reward key employees and directors for the creation of incremental shareholder value. The Board of Directors determined that this strategy is important to help the Corporation and the Bank compete more effectively by attracting highly qualified and experienced directors and senior management, and by offering incentive compensation to them that will be responsive to the Corporation's and the Bank's progress in meeting its financial goals. This strategy has three parts.

      --    The Amended Plan if it is approved.

      -- The possible adoption of a Dividend Reinvestment Plan and Stock Purchase Plan, pursuant to which shareholders of the Corporation, including employees, may authorize the automatic reinvestment of dividends from Common Stock into additional shares of Common Stock, and may also optionally purchase additional shares of Common Stock within limits and on conditions to be established from time to time by the Board of Directors pursuant to the Dividend Reinvestment Plan and Stock Purchase Plan.

      -- The possible adoption of a supplemental equity compensation plan (the "Supplemental Equity Compensation Plan") to provide the Board of Directors with alternatives to stock options in providing equity based or deferred compensation to directors and officers instead of, or in addition to, Stock Options that may be granted under the Amended Plan.

Summary of Plan Amendments

      The Amended Plan would make the following material amendments to the Plan, in addition to other technical, non-material amendments:

      (1) Increase by 200,000 the number of shares of Common Stock available for grant upon the exercise of Stock Options under the Plan.

      (2) Incorporate the possibility for Board of Directors' approval of "immaculate cashless" exercises of Stock Options.

      (3) Eliminate a formula requirement for annual grants of Stock Options to directors of the Corporation.

      (4)   Extend the term of the Plan by five (5) years.

      (5) Provide for the possibility that the Plan could be administered by a Committee of the Board.

      (6) Permit optionees to elect to have withholding taxes paid in shares of Common Stock.

      (7) Grant greater flexibility to the Board of Directors in administering the Plan.

Reasons for Amending the Plan

      The Board of  Directors  believes  that  approval of the  Amended  Plan is necessary to continue to advance the interests of the Corporation and its stockholders by providing an incentive to key employees and directors for
outstanding   performance  in  order  to  generate   superior   returns  to  the
stockholders and to attract, motivate and retain the services of qualified employees and directors.

      Moreover, the Board of Directors intends that the Amended Plan, if approved, would be part of an integrated strategy the Board is considering to increase opportunities for shareholders and employees to invest in Common Stock and provide enhanced market liquidity for the Common Stock. This integrated strategy would include the Amended Plan, if approved, and may include a Dividend Reinvestment and Stock Purchase Plan and a Supplemental Equity Compensation Plan, as described in this Proposal. However, the Board of Directors has not yet decided whether to implement a Dividend Reinvestment and Stock Purchase Plan or a Supplemental Equity Compensation Plan, or if so on what terms.

Shares Available for Grant Under the Plan and Amended Plan

      As of March 26, 2004 a total of 19,711 shares of Common Stock remained available for the grant of stock options under the Plan, in addition to 156,231 shares of Common Stock subject to outstanding, unexercised stock option. The 19,711 shares will continue to be available for grant under the Amended Plan, in addition to any of the 156,231 shares represented by stock options that hereafter expire unexercised or are terminated, surrendered, forfeited or otherwise canceled without being exercised, except that none of these shares that have already been allocated to the Plan can be the subject of a stock option grant after April 27, 2009, even under the Amended Plan. This proposal increases the number of shares of Common Stock available for issuance under the Amended Plan by 200,000 shares that, if the Amended Plan is approved, can be granted for up to ten (10) additional years, or until April 27, 2014. At March 10, 2004, the closing price of the Corporation's Common Stock was $27.37 per share.

Interest of Directors and Officers

      Because the Corporation's directors and executive officers are eligible for awards under the Amended Plan, they have an interest in this proposal.

      Some or all of the Stock Options granted to employees pursuant to this Plan may be structured to qualify as Incentive Stock Options ("ISOs") under
Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended. Any Stock Options that are not granted as ISOs will be nonqualified stock options ("NQOs"). NQOs do not qualify for the special tax treatment available for ISOs but are also not subject to some of the restrictions and conditions applicable to ISOs. Stock Options granted to non-employee directors will be NQOs and cannot be issued as ISOs.

      As of March 26, 2004, there are approximately 120 employees and 7 non-employee directors eligible to participate in the Plan.

Purpose of the Amended Plan

         The purpose of the Amended Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of the members of the Board of Directors and those members of the Corporation's senior management, officers and employees identified by the Board of Directors from time to time, to the interests of Corporation shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Corporation. The Amended Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of members of the Board, employees, officers, and executives of the Corporation upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent.

Description of the Amended Plan

      Administration. The Amended Plan will initially be administered by the full Board of the Corporation. In its administration of the Amended Plan, the Board will be assisted and advised by a "Committee" described in the Amended Plan, which will initially be the Benefits & Compensation Committee (the "Committee"). The Committee is appointed by and serves at the discretion of the Board. Pursuant to the Amended Plan (A) at least two members of the Committee must qualify as "Non-Employee Directors" (as defined in the Amended Plan), and
(B) any member of the Committee who does not qualify as a Non-Employee Director may not participate in any action of the Committee with respect to any Award under the Plan; and the Board's approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Award. To the extent it may in the future be necessary or desirable to comply with certain requirements of Section 162 of the Internal Revenue Code, each member of the Committee shall also qualify as an "outside director" within the meaning of the federal tax laws and shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. At present, the Committee consists of Directors Greenleaf, Koegel, Latoff and Thornton, all of whom are "Non-Employee Directors" within the meaning of the Amended Plan.

      At such time as the Committee meets certain criteria, the Amended Plan provides that it may be administered by the Committee. To be eligible to administer the Amended Plan, the Committee must, in addition to satisfying the foregoing requirements, consist of at least two individuals and each member of the Committee must qualify as a Non-Employee Director. If the Committee hereafter administers the Amended Plan, references in this description of the Plan to the administrative authority and responsibility of the Board describe the administrative authority and responsibility of the Committee, subject in any event to supervision by the Board.

      Subject to the terms of the Amended Plan, the Board has sole discretionary authority to select participants and grant awards, to determine the type of awards granted and the terms and conditions of awards (which terms and conditions need not be the same in each case), to impose restrictions on any award and to determine the manner in which such restrictions may be removed, to interpret the Amended Plan and any award thereunder, to prescribe, amend and rescind rules and regulations relating to the Amended Plan and to make all other determinations deemed necessary or advisable in administering the Amended Plan.

      Eligibility for Participation. The Amended Plan provides that Stock Options may be granted to any employee or director of the Corporation or the Bank. Within the limits of the Plan, the Board has the authority to determine the employees or directors to whom Stock Options shall be granted; the time or times at which Stock Options shall be granted; the amount and form of any

Stock Options, including whether any Stock Option is structured to be an ISO or an NQO; and any other conditions applicable to any Stock Option granted to any employee.

      In making its determinations, the Board may take into account the nature of the services rendered by employees or directors, their present and potential contributions to the Corporation's success and other factors that the Board deems relevant.

      The Board of Directors may not grant Stock Options to every employee that potentially meets these criteria. The Board of Directors may hereafter decide to broaden or narrow the categories or numbers of employees to whom Stock Options may be granted under the Plan.

      Conditions of Stock Options. The option price for each Stock Option shall be the fair market value of the number of shares of Common Stock at the time of the grant. The purchase price for shares of Common Stock purchased pursuant to the exercise of an option must be paid in full upon exercise of the option. Payment may be made in cash or, at the discretion of the Board, by delivering shares of Common Stock equal in fair market value to the purchase price of the shares, or a combination of cash and Common Stock. Alternatively, if the Board of Directors determines and the agreement for one or more Stock Options so provides, an optionee may be given the right to direct the Corporation to apply the fair market value of shares of Common Stock received in exercising a Stock Option in payment of the exercise price instead of cash or other shares of Common Stock (this is sometimes referred to as an "immaculate cashless" exercise of a Stock Option).

      Stock Options granted pursuant to the Plan may not be exercised during the first six months of their term if such exercise would violate the provisions of
Section 16 of the Securities Exchange Act of 1934 and the applicable regulations thereunder, as amended; this provision prohibits a combination of purchases and sales by directors and certain executive officers of an issuer's securities within any 6 month period unless the purchases or sales are exempt. No Stock Option shall be exercisable after ten years from the date it is granted, and no Stock Option shall be granted more than ten years from the earlier of the date of adoption of the Amended Plan by the Board or the date of shareholder approval of the Amended Plan. Stock Options are non-transferable except by will or by the laws of descent and distribution.

      In the event of the dissolution or liquidation of the Corporation, or upon a merger or consolidation of the Corporation in which the Corporation is not the surviving entity, each Stock Option granted shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Stock Options. In lieu of such notice, each Stock Option shall be converted to an option to acquire shares of the surviving corporation.

      Number of Shares Covered by the Plan. The number of the Corporation's common shares for which Options may be granted in the future under the Amended Plan will increase by 200,000 if Proposal 2 is approved by shareholders. The purpose of Proposal 2 is to assure that ample shares will continue to be authorized for future issuance under the Plan as amended.

      Termination and Amendment of the Plan. The Board, without further action on the part of the shareholders of the Corporation, may from time to time alter, amend or suspend the Plan, or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Corporation, increase the total number of shares of Common Stock available for grant under the Plan; modify the class of eligible employees under the Plan; effect a change relating to an ISO granted which is inconsistent with Section 422 of the Code; or make any other change inconsistent with the requirements of applicable law. No action taken by the Board, either with or without the approval of the shareholders of the Corporation, may materially and adversely affect any outstanding Stock Option without the consent of the optionee.

Description of Certain Plan Amendments

      The Amended Plan would make the following amendments to the Plan among others:

      Plan Share Reload. If the Amended Plan is approved, the number of shares of Common Stock available for future Stock Option grants under the Plan would increase by 200,000, as more fully described above.

      "Immaculate Cashless" Option Exercises. Under the Amended Plan, if approved, the Board of Directors would have authority to approve Stock Option agreements permitting "immaculate cashless" exercises of Stock Options, as more fully described above. The Board of Directors is not obligated to provide an "immaculate exercise" right. The Board of Directors may provide "immaculate cashless" exercise rights for some Stock Options or categories of Stock Options and not for others. If the Amended Plan is approved, Stock Options granted prior to the Effective date would not be entitled to any "immaculate cashless" exercise feature. While it is possible that the Board of Directors might decide in the future to amend one or more existing Stock Options to permit "immaculate cashless" exercise, the Board of Directors does not have any present intention to do so because an amendment of an existing Stock Option to provide this feature may have adverse tax or accounting consequences to the optionee or the Corporation.

      Eliminate Automatic, Annual "Formula" Option Grants to Directors. If the Amended Plan is approved, it will eliminate a formula requirement for annual grants of Stock Options to directors of the Corporation. The Board of Directors has determined that it may not be appropriate, from a management point of view, to automatically grant Stock Options to directors every year, particularly, for example, in circumstances where the Board of Directors determines, for any reason, not to make Stock Option grants, or to reduce previous levels of Stock Option grants, to management. On the other hand, it is possible that, where appropriate, the Board of Directors may in the future determine it is appropriate to grant increased Stock Option awards to one or more directors, or to directors as a group, as an additional incentive to achieve the financial goals of the Corporation.

      Extend the Plan Term. If approved, the Amended Plan would have a term that extends until April 27, 2014, which is five (5) years from the current Plan termination date of April 27, 2009.

      Administration by Committee. Current law and regulations would permit the Plan to be administered by a committee of the Board of Directors, such as the Benefits and Compensation Committee, provided that the Committee meets certain requirements under regulations adopted by the United States Securities and Exchange Commission ("SEC") pursuant to Section 16 of the Securities Exchange Act of 1934, as well as certain provisions of Section 122 of the Internal Revenue Code of 1986, and other applicable law. If approved, the Amended Plan would permit this.

      Optionee Withholding Taxes. The Amended Plan includes a provision that clarifies the right of optionees to elect to have withholding taxes paid in shares of Common Stock.

      More Flexibility in Plan Administration. A variety of other administrative changes have been made to the Amended Plan in order to provide the Board of Directors with broader flexibility in administering the Amended Plan, consistent with applicable laws and regulations.

Application of Funds; Financial Consideration for Stock Options

      Any proceeds received by the Corporation from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes. The
Corporation will receive no monetary consideration for the granting of Stock Options under the Amended Plan. The Corporation will receive no monetary consideration other than the exercise price for shares of Common Stock issued to participants upon exercise of a Stock Option. However, the Corporation will not receive any monetary consideration upon the exercise of a Stock Option that is granted with "immaculate cashless" exercise rights, to the extent that the optionee elects to make an "immaculate cashless" exercise of the Stock Option.

Federal Income Tax Consequences

         ISOs. An optionee recognizes no taxable income upon the grant of ISOs. If the optionee holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the ISO will be treated by the optionee as current income in the year of exercise for purposes of the alternative minimum tax. If an optionee disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a "disqualifying disposition." In this event, the optionee will be required, at the time of the disposition of the Common Stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise as ordinary income, and the excess, if any, as capital gain.

      The Corporation will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the optionee for alternative minimum tax. However, if an optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Corporation will be entitled to deduct an equivalent amount.

      While the bargain element that exists at the time of exercise of an ISO is not taxed under the normal federal income tax, it is subject to tax under the alternative minimum tax ("AMT") system. The AMT is designed to ensure that every taxpayer pays at least some tax. The impact on a particular employee who exercises ISOs will depend upon many factors, including the amount of other "tax preferences" and adjustments on his or her tax return.

      ISO treatment is only available with respect to the first $100,000 in value of ISOs first becoming subject to exercise in any given calendar year. The $100,000 value is based upon the value at the time of grant. Any options in excess of this amount are treated as NQOs.

      If a Stock Option was originally issued with an "immaculate cashless" exercise feature and is also an ISO, the "immaculate cashless" exercise also has tax consequences. When an ISO is exercised, the optionee must hold the underlying stock for a specific period to remain eligible for ISO treatment. In an "immaculate cashless" exercise, the stock is immediately sold to the issuer, when the option is exercised. Thus, the minimum holding period is not met for the stock that is immediately sold to the issuer. Loss of ISO status, however, only applies to those shares that are "deemed" sold to pay the exercise price; the shares retained by the optionee may still qualify as ISOs. The optionee will recognize gain or loss as ordinary income for those shares of the ISO paid to satisfy the exercise price of the option.

         NQOs. In the case of a NQO, an optionee will recognize ordinary income upon the exercise of the NQO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. The Corporation will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a NQO.

Benefits Under the Amended Plan

         The grant of a Stock Option, the types of Stock Options and the number of shares of Common Stock subject to such Stock Options under the Amended Plan are subject to the discretion of the Board; therefore, the benefits or amounts that will be received by any participant or group of participants in the Amended Plan, if approved, including directors and key employees, are not currently determinable.

      Similarly, because the grant of a Stock Option, the types of Stock Options and the number of shares of Common Stock subject to such Stock Options under the Amended Plan are subject to the discretion of the Board, the benefits or amounts that would have been received by any participant or group of participants in the Amended Plan, including directors and key employees, had the Amended Plan been in effect during the year ended December 31, 2003, are not currently determinable.

Board Consideration of a Supplemental Equity Compensation Plan

      As part of the strategic initiative described above, the Board of Directors is considering the adoption of a Supplemental Equity Compensation Plan that, if adopted, could provide for grants of stock appreciation rights ("SARs"), restricted stock ("Restricted Stock") and unrestricted stock ("Unrestricted Stock"), and provide for employees and directors to periodically elect to defer receipt of compensation from the Corporation ("Deferred Compensation") (these are sometimes referred to below as "Awards"). The Board of Directors may adopt a Supplemental Equity Compensation Plan, or revise any final terms of any such plan from the terms presently contemplated, whether or not the Amended Plan is approved by the Stockholders. The Board of Directors has not yet considered how many shares of Common Stock might be made available under such a plan.

      Basic Terms of a Supplemental Equity Compensation Plan. If the Board of Directors implements a Supplemental Equity Compensation Plan, it is presently contemplated that Awards might be granted instead of or in addition to any Stock Options that might be granted under the Amended Plan. Under the terms presently being considered, the terms and conditions of each Award will be reflected in an award agreement between the Corporation and the participant ("Award Agreement"). Awards might be granted either alone or in addition to or in tandem with another Award. The number of shares covered by each outstanding Award and (if applicable) the exercise price per share would be proportionally adjusted for any increase or decrease in the number of shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares outstanding effected without receipt or payment of consideration by the Corporation. The Board may offer to exchange or buy out any Award previously granted to a participant for cash, shares of Common Stock or another Award, on such terms and conditions as the Board would determine. No Award would give the participant any of the rights of a stockholder of the Corporation unless and until any shares of Common Stock subject to the Award are, in fact, issued to such person in connection with such Award. The rights with respect to any Awards granted under the type of Supplemental Equity Compensation Plan being contemplated would generally not be transferable except on death, or in certain limited circumstances to an Award recipient's spouse, lineal ascendants or descendants, or to a duly established trust for the benefit of one or more of these individuals.

      Stock Appreciation Rights. A SAR could be granted separately, or in tandem with an ISO (meaning that the forfeiture or exercise of one right would result in the forfeiture or exercise of the tandem right), but if granted in tandem would only be exercisable only when the underlying ISO could be exercised. If a SAR were granted in connection with an ISO, the grant price of the SAR would not be less than the fair market value of a share of Common Stock on the date of grant. Upon exercise of a SAR, the participant would have the right to receive the excess, if any, of the fair market value on the date of exercise of the number of shares of Common Stock to which such SAR relates, over the grant price of such SAR for the number of shares of Common Stock to which such SAR relates.

      Stock Awards. Restricted Stock and Unrestricted Stock are together called "Stock Awards." Under the Supplemental Equity Compensation Plan as currently contemplated, Unrestricted Stock awards could be granted by the Board with or without conditions and may provide for an immediate or deferred transfer of shares to the participant; and Restricted Stock awards would be subject to such restrictions on transferability and risks of forfeiture as the Board may determine. If the participant terminates employment with the Corporation during the restriction period related to any Restricted Stock award, the shares of Common Stock subject to the restriction would be forfeited; however, the Board would have discretion to waive any restriction or forfeiture condition related to such shares of Common Stock.

      Performance-Based Awards. As contemplated, a Supplemental Equity Compensation Plan would permit Stock Awards qualifying as "performance-based compensation" under Section 162(m) of the Code to certain participants that qualify as "covered employees" under Section 162(m) of the Code. However, the Board of Directors does not anticipate granting any Stock Awards qualifying as "performance-based compensation" under Section 162(m).

      Elections to Defer Compensation. As contemplated, a Supplemental Equity Compensation Plan would permit participants to elect to defer receipt of all or any part of a participant's annual salary, bonus, director's fees, or (subject to Board discretion) Common Stock or cash deliverable pursuant to a Stock Option or an Award. Elections as to salary and bonus could only be made annually. The Corporation would establish a special ledger account ("Deferred Compensation Account") on the books of the Corporation for each electing participant, and each participant could elect that the account be maintained in the form of cash, shares of the Corporation's Common Stock or such deemed investment options as are offered by the Board of Directors from time to time. Any portions held in cash would bear interest at a rate to be determined by the Board of Directors and in accordance with the final terms of the Supplemental Equity Compensation Plan. Any portion credited as shares of the Corporation's Common Stock would merely constitute a bookkeeping entry and the participant would have no voting, dividend or other legal or economic rights with respect to shares of Common Stock. No actual shares of Common Stock would be issued until the participant receives a distribution from the Deferred Compensation Plan, but upon distribution the participant would receive the credited number of shares of Common Stock. Periodic dividends would be credited to the Deferred Compensation Account as additional credited shares of Common Stock.

      Trust. The Corporation may establish one or more trusts to fund deferred compensation obligations under the Amended Plan. The accounts of multiple Participants may be held under a single trust but in such event each account would be separately maintained and segregated from each other account. Each trust would be permitted to hold cash, Common Stock of the Corporation, or other assets to the extent of the Corporation's obligations. Although the assets of such a trust would be intended to be used for the exclusive purpose of paying the deferred compensation obligations under the Amended Plan, the assets of any trust or account, and any distributions by a trustee or the Corporation, would remain subject to the Corporation's general creditors. As a result, the rights of participants in any assets of such a trust would be no greater than the rights of an unsecured creditor of the Corporation.

      Distributions. Except in the case of financial hardship, a participant would not receive a distribution, in either a lump sum or in annual installments over a period of up to ten years as specified by the participant, from his or her Deferred Compensation Account until the earlier of (1) termination of the participant's employment or directorship with the Corporation, or (2) the death or legal incapacitation of the participant, a "change in control" of the Corporation (as finally defined in any Supplemental Equity Compensation Plan as may be adopted). In addition, a director may, subject to certain restrictions, specify an age to receive distributions of the director's Deferred Compensation Account. The Board of Directors would have authority, in its sole discretion, to allow an early distribution from a participant's Deferred Compensation Account in the event of severe financial hardship due to the sudden illness of the participant or a participant's family member, or the loss of the participant's property due to casualty or other extraordinary circumstance.

         Amendment and Termination. The Board of Directors would have complete power and authority to amend or terminate any Supplemental Equity Compensation Plan, except as limited or prohibited by applicable law or regulations.

Recommendation and Vote Required

         The Board of Directors has determined that the Amended Plan is desirable, cost effective, and produces incentives which will benefit the Corporation and its stockholders. The Board of Directors is seeking stockholder approval of the Amended Plan, in order to satisfy the requirements of the Code for favorable tax treatment of ISOs and to exempt certain option transactions from the short-swing trading rules of the SEC.

      Stockholder approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast by stockholders of the Corporation at the Meeting.

      Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR approval of Proposal 2.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.



                                   PROPOSAL 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

      A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on February 25, 2004, of KPMG LLP ("KPMG") as the Corporation's independent auditor for 2004. KPMG served as the Corporation's independent auditor in 2003.


                         PRINCIPAL ACCOUNTING FIRM FEES

      The  following   table  sets  forth  the  aggregate  fees  billed  to  the
Corporation for the fiscal years ended December 31, 2003 and December 31, 2002 by the Company's principal accounting firm KPMG LLP.

                                                                           December 31
                                                                   ---------------------------
                                                                   2003                   2002
                                                                   ----                   ----
            Audit Fees...............................             $ 91,000                $70,000
            Audit-Related Fees ......................                8,000 (a)             10,000 (a)
            Tax Fees.................................               23,000 (b)             12,000 (b)
            All Other Fees...........................                   -- (d)                 -- (c)(d)
                                                                  --------                -------

                                                                  $122,000                $92,000

      (a) Includes fees for services related to the audit of the Bank's defined benefit retirement plan.

      (b) Includes fees for services related to tax compliance and tax planning.

      (c)  Includes permitted internal audit outsourcing.

      (d) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

      The Corporation's Audit Committee has adopted a policy requiring that, before the Corporation's principal auditing firm is engaged by the Corporation or any of its subsidiaries to render audit or non-audit services, the engagement must be approved by the Corporation's Audit Committee.

      During the Corporation's fiscal years ending December 31, 2002 and 2003, the Corporation's principal auditing firm, KPMG LLP did not perform any services other than the audit of the registrant's annual financial statements (including the services identified in footnotes (a) and (b) to the table above) and review of financial statements included in the registrant's Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or the foregoing engagements for those fiscal years. KPMG LLP has advised the Corporation that none of the hours expended on the KPMG LLP audit engagement during the Corporation's fiscal year ending December 31, 2003 were attributed to work performed by persons other than full-time, permanent employees of KPMG LLP.

      Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

      In the event the selection of KPMG is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation's independent auditor will be reconsidered by the Audit Committee and the Board.

      Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG LLP as the independent auditors of the Corporation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
         THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE
                                  CORPORATION.

Audit Committee and Audit Committee Report

      In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee, the Report of the Audit Committee and the Audit Committee Charter shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of 3 directors and operates under a written charter approved by the Audit Committee and the Corporation's Board of Directors. The duties of the Audit Committee are summarized in this proxy statement under "Committees of the Board of Directors" on page 4 and are more fully described in the Audit Committee Charter attached as Appendix B to this proxy statement.

      Management is responsible for the Corporation's internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Corporation's independent auditor is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibilities include monitoring and overseeing these processes.

      In this context, the Audit Committee reviewed and discussed the Corporation's audited consolidated financial statements for the year ended December 31, 2003 (the "Audited Financial Statements") with management and the Corporation's independent auditor for 2003, KPMG LLP (the "Auditor"). The Audit Committee also discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both the Auditor and the Bank's internal auditors directly provide reports on significant matters to the Audit Committee.

      The Audit Committee has received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the Auditor its independence from the Corporation. The Audit Committee also considered whether the provision of non-audit services by the Auditor was compatible with maintaining the independent auditor's independence.

      The Audit Committee has discussed with management and the Auditor such other matters and received such assurances from them as the Audit Committee deemed appropriate.

      Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board of Directors include the Audited Financial Statements in the Corporation's Annual Report to shareholders for the year ended December 31, 2003.

      In addition, the Audit Committee recommended that the Board of Directors appoint the Auditor as the Corporation's independent auditor for 2004, subject to ratification by the Corporation's shareholders.

                                           Respectfully Submitted,



                                           THE AUDIT COMMITTEE
                                           James H. Thornton, Chairman
                                           Thomas R. Greenleaf
                                           James J. Koegel

Audit Committee Charter

      The Audit Committee has adopted a charter which is intended to comply with the requirements of the Sarbanes-Oxley Act of 2002. A copy of the charter is attached to this Proxy Statement as Appendix B.

Stockholder Proposals

      To be eligible for inclusion in the Corporation's proxy materials relating to the Annual Meeting of Stockholders to be held in 2005, a stockholder proposal must be received by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than November 26, 2004. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

      In connection with the Corporation's 2005 annual meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder's notice is not received by the Corporation on or before February 9, 2005, the Corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Other Matters Which May Properly Come Before The Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

      A COPY OF THE FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF THE RECORD DATE UPON WRITTEN REQUEST TO BRUCE E. MORONEY, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY CONTACTING MR. MORONEY AT 610-873-5253 OR bmoroney@dnb4you.com.



                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Ronald K. Dankanich

                                         Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 26, 2004


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   APPENDIX A

               1995 STOCK OPTION PLAN OF DNB FINANCIAL CORPORATION

            (As amended and restated, effective as of April 27, 2004)



      1. Purpose. The purpose of this Plan is: (i) to provide Employees and Non-Employee Directors of DNB Financial Corporation (the "Company") and its wholly owned subsidiary, the Downingtown National Bank (the "Bank"), an opportunity to acquire a larger personal financial interest in the Company through common stock ownership, (ii) to provide an incentive for Employees and Non-Employee Directors to continue to promote the best long term interests of the Company and its shareholders by creating incremental shareholder value and enhancing its long-term performance, and (iii) to provide an incentive for Employees and Non-Employee Directors to associate or remain associated with the Company. Some or all of the Stock Options granted to Employees (but not Non-Employee Directors) pursuant to this Plan may, but need not, be structured to qualify as Incentive Stock Options ("ISOs").

      2. Definitions. The following definitions shall apply for purposes of this Plan and any agreement relating to a Stock Option:

            (a) "Bank" shall mean Downingtown National Bank.

            (b) "Board" shall mean the Board of Directors of DNB Financial Corporation.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            (d) "Committee" shall mean the committee of Board members appointed to administer the Plan pursuant to Section 3(a), below. In cases where the Board administers the Plan, references to the Committee shall be deemed to refer to the Board, except that the Board shall not be subject to the requirements applicable to the Committee under Section 3(a).

            (e) "Common Stock" shall mean shares of common stock issued by DNB Financial Corporation or such class of shares to which such shares are converted hereafter.

            (f) "Company" shall mean DNB Financial Corporation.

            (g)  "Effective  Date" shall mean April 27, 2004,  the date on which
      this  Plan,  as  hereby   amended  and  restated,   was  approved  by  the
      shareholders of the Company.

            (h) "Employee" shall mean an individual who is an employee of the Company or the Bank under general common law principles. An individual who is an "Employee," as so defined, may also be a member of the Board or the Board of Directors of the Bank (but not a Non-Employee Director).

            (i) "Incentive Stock Option" or "ISO" shall mean a Stock Option that qualifies under section 422 of the Code.

            (j) "Non-Employee Director" shall mean a member of the Board or the Board of Directors of the Bank who is not an Employee.

            (k) "Non-Qualified Option" shall mean a Stock Option granted under this Plan which is not an Incentive Stock Option.

            (l) "Plan" shall mean the Stock Option Plan of DNB Financial Corporation, as evidenced hereby, or as amended from time to time.

            (m) "Stock Option" shall mean an option issued pursuant to this Plan.

            (n) "Termination for Cause" shall mean termination of employment of an Employee or termination of service as a Non-Employee Director due to conduct which would authorize the forfeiture of fringe benefits or other remuneration under the Employee's written contract of employment with the Company or the Bank; or, in the absence of a written contract of employment,  or in the  case of any  Non-Employee  Director,  (i)  willful misconduct materially injurious to the Company, (ii) dishonesty, including, but not limited to, theft or falsification of records or the like, (iii) the commission of a crime, or (iv) gross negligence of the Employee or Non-Employee Director in the performance of his or her duties.

      3. Administration.

            (a) Committee; Board Approval. The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board. The Board may designate the Company's or the Bank's Compensation Committee as the "Committee" hereunder provided the Compensation Committee meets the requirements of this Section. Notwithstanding any other provision of the Plan, at all times one of the following two provisions shall apply: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a "non-employee director," within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder; or (ii) (A) at least two members of the Committee must qualify as such non-employee directors,
      (B) any member of the Committee who does not so qualify may not participate in any action of the Committee with respect to the grant of any Stock Option under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board's approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Stock Option. To the extent necessary or desirable (as may be determined by the Board from time to time) each member of the Committee shall also qualify as an "outside director" under Section 162(m) of the Code and the regulations issued thereunder. The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. The Company shall pay all reasonable expenses of the Committee.

            (b) Powers. Within the limits of the express provisions of the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 3(a), above) shall determine: (i) the Employees and Non-Employee Directors to whom Stock Options hereunder shall be granted,
      (ii) the time or times at which such Stock Options shall be granted, (iii) the amount and form of any Stock Options, including, but not limited to, whether any Stock Option granted to an Employee is structured to be an ISO, and (iv) the limitations, restrictions and conditions applicable to any Stock Option granted to any Employee or Non-Employee Director, including, but not limited to, whether the right to exercise any Stock Option, in whole or in part, will be subject to a vesting schedule. In making such determinations, the Board may take into account the nature of the services rendered by such Employees, or Non-Employee Directors or classes thereof, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

            (c) Interpretations. Subject to the express provisions of the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 3(a), above) may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Stock Options and make all other determinations it deems necessary or advisable for the administration of the Plan.

            (d) Determinations. The determinations of the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 3(a), above) on all matters regarding the Plan shall be conclusive.

            (e) Nonuniform Determinations. The Committee's determinations under the Plan (or those of the Board, in cases where the Board administers the Plan pursuant to Section 3(a), above), including without limitation, selection of the individuals to receive Stock Options, the terms and provisions of Stock Options thereof and the agreements evidencing the same, need not be uniform and may be made by it selectively among individuals who receive or are eligible to receive Stock Options under the Plan, whether or not such individuals are similarly situated.

      4. Maximum Limitations. As of the Effective Date, 19,711 shares of Common Stock remained available for the grant of stock options under the Plan, in addition to 156,231 shares of Common Stock subject to outstanding, unexercised Stock Options. After the Effective Date, the 19,711 shares shall continue to be available for grant under the Plan, in addition to any of the 156,231 shares represented by Stock Options that hereafter expire unexercised or are terminated, surrendered, forfeited or otherwise canceled without being exercised, and grants made hereafter shall be deemed made first from the foregoing categories of shares, except that, notwithstanding any other provision of this Plan, none of the 175,942 shares referred to above shall be available for grant after April 27, 2009, After the Effective Date, an additional 200,000 shares of Common Stock shall be available for issuance under the Plan for its entire term. The number of shares of Common Stock in each of the categories described above is, subject to adjustment pursuant to Section 8, below. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered, forfeited or otherwise canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall, subject to the other terms of this Plan, be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

      5. Conditions of Options. Any Stock Option granted pursuant to this Plan shall, by its terms, be subject to the following limitations and conditions:

            (a) Option Price. The option price for each Stock Option shall be the fair market value of the number of shares of Common Stock subject thereto at the time of the grant thereof.

            (b) Term of Option. No Stock Option shall be exercisable after the date which is 10 years from the date it is granted.

            (c) Time of Grants. No Stock Option shall be granted more than 10 years from the Effective Date; provided, however, that the Plan and all Stock Options granted prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with their terms.

            (d)  Expiration of Stock Option.  A Stock Option must, by its terms, expire no later than the date that the employment of the Employee or the service of the Non-Employee Director with the Company or the Bank, as the case may be, terminates for any reason, except in the following circumstances: (i) In the case of an Employee or Non-Employee Director who dies while employed by or in the service of the Company or the Bank, his Stock Option may, by its terms, permit his estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance to exercise the Stock Option, in whole or in part, at any time on or before the expiration date set forth therein; and (ii) In the case of an Employee or Non-Employee Director whose employment or service with the Company or the Bank is terminated for reasons other than pursuant to a Termination for Cause, his Stock Option may, by its terms, permit him to exercise the Stock Option, in whole or in part, at any time on or before the expiration date set forth therein.

      6. Exercise of Stock Options.

            (a) In General. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company or the Bank, as the Board shall determine; provided that such determinations are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code in the case of an ISO.

            (b) Manner of Exercise of Options and Payment for Common Stock. Stock Options may be exercised by an optionee by giving written notice to the Corporate Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). In addition, if the terms of a Stock Option so provide, the optionee may pay the exercise price by directing the Company to withhold from those shares of Common Stock that would otherwise be received upon the exercise of the Stock Option that number of shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the Stock Option's exercise price, or the applicable portion of the Stock Option's exercise price if the Stock Option is not exercised in full. The shares of Common Stock so withheld shall not be deemed to have been issued for purposes of the aggregate-share limitation set forth in Section 4, above. As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

            (c) Exercise During First Six Months. A Stock Option may only be exercised during the first six months of its term to the extent that its exercise would not violate the provisions of Section 16 of the Securities Exchange Act of 1934 and the applicable regulations thereunder, as amended.

      7. Transferability. No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution as described in
Section 5(d)(i), above, or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock
Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by an Employee or Non-Employee Director during his or her lifetime, or by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance if permitted by Section 5(d)(i), above.

      8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board shall determine for any increase or decrease in the number of shares of issued Common Stock resulting from a division or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.

      9. Dissolution, Merger and Consolidation. Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to the terms thereof, each Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction; provided further, however, that upon a merger or consolidation of the Company in which the Company is not the surviving corporation, in lieu of such notice, each such Stock Option shall be converted to an option to acquire shares of the surviving corporation, the number of which shall be based on the relative values of the Common Stock and such surviving corporation's common stock on the date of such merger or consolidation.

      10. Expiration of Stock Option. Each Stock Option shall, unless sooner expired pursuant to Section 5(d), above, expire on the expiration date set forth in the applicable option agreement.

      11. Incentive Stock Options. Some or all of the Stock Options granted to Employees pursuant to this Plan may be options which are intended to be ISOs. Only those Stock Options which, by their terms, are expressly intended to qualify as ISOs shall be considered as such. In addition to the other provisions of this Plan, the provisions of this Section 11 apply to grants of ISOs hereunder. In the event of a conflict between any provision of this Section 11 and provision of any other Section of this Plan, the provision of this Section 11 shall prevail.

            (a) Identity of Optionees. ISOs may be granted only to Employees (and not Non-Employee Directors).

            (b) More-than-10% Shareholders. No Employee may receive an ISO under the Plan if such Employee, at the time the Stock Option is granted, owns (as defined in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary (as defined in Section 424(f) of the Code) thereof, unless the option price for such ISO is at least 110% of the fair market value of the Common Stock subject to such ISO on the date of grant and such ISO is not exercisable after the date five years from the date such Option is granted.

            (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each ISO as of the date of grant) of the capital stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under this Plan or any other plan of the Company or any subsidiary (as defined in Section 424(f) of the Code) of the Company) shall not exceed $100,000.

      12. Miscellaneous.

            (a) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

            (b) No Obligation To Exercise Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

            (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan, or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company: (i) Increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 8, above;
      (ii) Modify the class of eligible Employees under the Plan; or (iii) effect a change relating to an ISO granted hereunder which is inconsistent with Section 422 of the Code; or (iv) make any other change inconsistent with the requirements of applicable law. No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof.

            (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

            (e) Withholding Taxes. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (if any) then applicable prior to the delivery of any certificate or certificates for shares of Common Stock. An optionee may elect to have the Company withhold from those shares of Common Stock that would otherwise be received upon the exercise of any Stock Option a number of shares having a fair market value equal to the minimum (and not more than the minimum) statutory amount necessary to satisfy the Company's applicable federal, state, local and foreign income and employment tax withholding obligations in connection with the exercise of the Stock Option. Upon the disposition of any Common Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (if any) then applicable as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

            (f) Right To Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Employee or Non-Employee Director the right to continue in the employment or other service of the Company or the Bank, or any subsidiary thereof, or affect any right which the Company or the Bank or any subsidiary may have to terminate the employment or service of such Employee or Non-Employee Director.

            (g) Rights as a Shareholder. No optionee shall have any right as a shareholder with respect to shares of Common Stock subject to a Stock Option unless and until certificates for such shares are issued to him or her.

            (h) Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Employee or Non-Employee Director. Without limiting the generality of the foregoing, the Board shall be entitled to determine: (i) Whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) The impact, if any, of any such leave of absence on Stock Options granted under the Plan theretofore made to any Employee or Non-Employee Director who takes such leave of absence.

            (i) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be: (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the trading day immediately preceding such given date; (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the composite tape for the trading day immediately preceding such given date; and (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to a ISO shall be inconsistent with Section 422 of the Code.

            (j) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is personally delivered to the Secretary of the Company at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee on the date it is personally delivered to him or her or three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

            (k) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Pennsylvania, to the extent not superseded by federal law.

            (l) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER
                            DNB FINANCIAL CORPORATION
                            DOWNINGTOWN NATIONAL BANK



Purpose

      The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of DNB Financial Corporation (the "Corporation") and Downingtown National Bank (the "Bank"), and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain a free and open means of communication among the directors, the independent auditors, the internal auditors, and the financial management of the Corporation. The Audit Committee has the authority to retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

      The Audit Committee will establish, and communicate to employees, the Board of Directors, management and the Corporation's internal and independent auditors, procedures to receive, review, retain and treat complaints and comments received by the Corporation and the Bank regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Corporation and Bank employees of concerns regarding questionable accounting, internal accounting, control or auditing matters (the foregoing are sometimes collectively referred to as the "Comment Procedures").


Membership

      There shall be a committee of the Board of Directors to be known as the Audit Committee. This committee will be composed of not less than three members of the board who, commencing after the annual meeting of the Corporation held in 2003 shall be "independent" within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee will be a financial expert. Each member will hold their position on the Audit Committee until their successors shall be duly elected and qualified. The Board of Directors will appoint the chairperson. No officers or employees of the Corporation or its subsidiaries will serve on the Audit Committee.


Allocation of Responsibilities

      The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for providing reliable and timely information to the Board of Directors and senior management concerning the quality and effectiveness of, and the level of adherence to, the Corporation's risk management systems. The independent auditors are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to plan or conduct audits, to conduct "field work'' or other types of auditing or accounting reviews or procedures or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Each member of the Audit Committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by those persons and under those circumstances specified in the Pennsylvania Business Corporation Law.


Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the Director of the Internal Auditing Department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its chair should meet with the independent accountants and/or management quarterly to review the corporate financial statements and financial press release disclosures. The Audit Committee may meet separately with the Bank's regular corporate or securities counsel with respect to such matters, as it may deem appropriate.


Responsibilities

      A. Maintenance of Charter. The Audit Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

      B. Financial Reporting. The Audit Committee shall review and make recommendations to the Board of Directors regarding the adequacy of the Corporation's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Audit Committee shall do the following:

       With  respect  to  the  Annual   Financial   Statements   and  Regulatory
Examinations:

      o    Review and discuss the Corporation's audited financial statements and
           management   letters  with  management  and  with  the  Corporation's
           independent accountants.

      o    Review schedule of unadjusted differences.

      o Review all reports of regulatory examinations and discuss such reports and management's responses to such reports with management, the Board of Directors and the Corporation's independent accountants and internal auditors

      o Review an analysis prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's audited financial statements.

      o Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (as may be modified or supplemented) relating to the conduct of the audit, including the Corporation's critical accounting policies. Review with the public accounting firm that performs the audit all critical accounting policies and practices used by the company and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the company, the ramifications of each alternative, and the treatment preferred by the company.

      o Review with the independent auditors (i) their judgments about the quality of accounting, systems and controls, (ii) any significant changes that may be required in the audit plan, or (iii) any serious difficulties or disputes with management.

      o Based on the foregoing, make a recommendation that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

      o Review and approve the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement (the "Audit Committee Report"). This report shall include: (i) disclosure that the Audit Committee has reviewed and discussed the audited financial statements with Management and discussed the matters required by the Statements on Auditing Standards 61 with the Corporation's independent auditors;
           (ii) whether the Audit Committee has reviewed the written disclosures and the letters from the independent auditors required by
           Independence Standards Board No. 1 and has discussed independence issues with the auditors; and (iii) such other matters as may be required by applicable law or regulations.

         With respect to Quarterly Financial Statements:

      o Review with management and the independent accountants the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, or, if contemplated, before the public release of quarterly results. The review may be conducted through a designated representative member of the Audit Committee, including compliance with SAS 61 and SAS 71 as in effect at the time.

      C. Internal Controls. The Audit Committee shall evaluate and report to the Board of Directors regarding the adequacy of the Corporation's internal and disclosure controls. In particular, the Audit Committee shall:

      o Evaluate whether management sets the appropriate tone concerning controls and safeguarding of Corporation assets.

      o Ensure that the independent accountants are aware that the Audit Committee is to be informed of all control problems identified.

      o Review, at least annually, the then current and future programs of the Corporation's internal audit department, including the procedures for assuring implementation of accepted recommendations made by the auditors, and review the significant matters contained in the internal Audit Department reports.

      o    Review any changes in the planned scope of the internal audit plan.

      o Review with the Corporation's legal counsel all matters that may have a material impact on the financial statements.

      o Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting and disclosure, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

      o Annually review the Comment Procedures for effectiveness and compliance with applicable laws and regulations, and as needed communicate to employees, the Board of Directors, management, the internal and independent auditors any changes to the Comment Procedures.

      o Receive periodic updates from management, legal counsel and the independent accountants concerning financial compliance with laws and regulations.

      D. Relationship with Independent Accountants. The Audit Committee shall:

      o    Interview,   evaluate,   select  and  nominate  for   appointment  or
           reappointment the Corporation's independent accountants.

      o Ensure receipt from independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard No. 1 and applicable securities laws and regulations.

      o Actively engage in a dialog with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants in fact or in appearance.

      o Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accountants.

      o Review the scope and plan for the internal and independent audits with the independent accountants.

      o Approve all non-audit services to be provided to the Corporation by the independent accounts in accordance with the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

      o Notwithstanding the foregoing: (i) the independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders; and (ii) the Board of Directors, upon recommendation from the Audit Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants.

      o    Review with management and the independent  auditor the effect of any
           regulatory    and/or    accounting    initiatives,    as    well   as
           off-balance-sheet structures, if any.

      o Review, at least annually, the independent auditors' qualifications and compliance with applicable professional certifications and standards and applicable law. Include review of rotation of lead and concurring partners.

      E. Internal Audit Department.

      Review  with  management,   the  Director  of  Internal  Audit  and  Audit
Department the following:

      o    Significant   findings  on  internal   audits  during  the  year  and
           management's responses thereto.

      o Any difficulties the internal audit team encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

      o    Any changes required in the scope of their internal audit.

      o    The Internal Audit Department budget and staffing.

      o    The Internal Audit Department charter.

      F. Minutes; Reports.

      o The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

      o    The Audit Committee shall issue an Audit Committee Report annually.

      o The Audit Committee shall report to the Board of Directors (i) periodically regarding the activities of the Audit Committee, (ii) on any matters for which reports to the Board of Directors are required by this Charter, (iii) regarding any matters within the responsibility of the Audit Committee upon which the Board of Directors must act, and (iv) as otherwise required by the Board of Directors.

      G. Additional Responsibilities.

      o Perform any other responsibilities imposed on the Audit Committee under applicable laws or regulations.

      o Perform any other responsibilities delegated to the Audit Committee by the Board of Directors from time to time.

      o Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

      o Review the Bank's Whistleblower policy to ensure that it is adequate and up-to-date. Review all complaints received and processed under this policy. Determine current status and resolution if one has been reached.

      o Oversee the preparation of an annual report of the Audit Committee as required by the rules of the SEC. Include in the annual Proxy Statement for the Company a report of the Committee in accordance with the proxy Rules promulgated by the SEC.

                                 REVOCABLE PROXY
                            DNB FINANCIAL CORPORATION

 [ X ] PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 2004

The undersigned hereby constitutes and appoints Richard D. Thatcher, L. Ruth Patterson and Brian R. Formica and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of DNB Financial Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Sheraton Great Valley, 707 E. Lancaster Pike, Frazer, Pennsylvania on Tuesday, April 27, 2004 at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows with respect to the following matters as described in the Proxy Statement:



Please be sure to sign and date this Proxy in the box below.  Date____________

-----------------------------------------------------------


-----------------------------------------------------------
Stockholder sign above            Co-holder (if any) sign above


                                                  With-    For All
                                           For    held     Except
1.  ELECTION OF DIRECTORS: for all        [   ]   [   ]     [   ]
    nominees listed below (except as
    marked to the contrary below):

    William S. Latoff and Joseph G. Riper

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


----------------------------------------------------------------

2.  To amend the Corporation's Amended and          For   Against  Abstain
    Restated 1995 Stock Option Plan to increase    [   ]   [   ]     [   ]
    the number of shares for which options may be granted thereunder, as well as other modifications.


3.  To ratify the appointment of KPMG, LLP          For   Against  Abstain
    as the independent auditor for the fiscal      [   ]   [   ]     [   ]
    year ending December 31, 2004.


                            ------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2 AND PROPOSAL 3 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.
                            DNB FINANCIAL CORPORATION


-------------------------------------------------------------------------------
Please sign exactly as your name appears on this card, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
             PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD
                       TODAY, USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PROTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

------------------------------

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